Exhibit 99.1

YRC Worldwide Reports First Quarter 2020 Results

OVERLAND PARK, Kan., May 11, 2020 — YRC Worldwide Inc. (NASDAQ: YRCW) reported results for the first quarter ended March 31, 2020. Operating revenue was $1.150 billion and operating income was $28.0 million, which included a $39.3 million net gain on property sales. In comparison, operating revenue in the first quarter of 2019 was $1.182 billion and operating loss was $31.7 million, which included a $1.6 million net loss on property disposals.

Net income for first quarter 2020 was $4.3 million, or $0.13 per share, compared to net loss of $49.1 million, or $1.48 per share, in first quarter 2019.

“Despite the COVID-19 pandemic and ensuing economic fallout during the first quarter of this year, we have continued our enterprise transformation efforts, working toward our vision of combining the power of our five brands into one network and one enterprise-wide service offering,” said Darren Hawkins, Chief Executive Officer.

Additionally, as we realized the seriousness and severity of its impact on the economy and the less-than-truckload (LTL) industry specifically, we took immediate and swift liquidity preservation actions, including:

•

Working with our term loan lenders to secure an amendment waiving our minimum Adjusted EBITDA covenant for every quarter this year through and including the year-end 2020 covenant and to convert the vast majority of the cash interest payments due in the first half of the year into non-cash payable-in-kind;

•	Making appropriate adjustments to our cost structure such as elimination of executive bonuses and merit increases, employee furloughs and cessation of discretionary spend items; and

•	Implementing additional liquidity preservation measures as appropriate under the circumstances.

“Our nation has never depended more on our 30,000 employees than it does today. Coast to coast, our team members are answering the call every day to ensure our customers receive the goods that our communities need, and we will continue to do so as the economy stabilizes and begins to recover. YRCW and our family of companies are vital to the nation’s supply chain and a critical partner to over 200,000 customers throughout the nation including many medical suppliers, and the U.S. government, including the Departments of Defense, Energy, and Homeland Security. Since our beginnings over 90 years ago, we have grown to become the second largest LTL carrier and the fifth largest transportation company in America transporting shipments every day to every corner of the country to every type of business, small, large and everything in between. I have always been proud of our employees, but today is like none other in my career. I stand in awe of their dedication and resilience to deliver essential goods, and as the nation gets back to business, our employees will continue to be there to help put America on the road to recovery” concluded Hawkins.

Financial Update

•	First quarter 2020 revenue was $1.150 billion compared to revenue of $1.182 billion in first quarter of 2019.

•	First quarter 2020 net income was $4.3 million compared to a net loss of $49.1 million in first quarter 2019.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $34.1 million in 1Q20, compared to $30.1 million in the prior year comparable quarter (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $214.6 million compared to $292.2 million in 2019 (as detailed in the reconciliation below).

Operational Update

•

The consolidated 1Q20 LTL revenue per hundredweight including fuel surcharge decreased 4.2%; however, inversely, weight per shipment increased 3.9% for the quarter resulting in a LTL revenue per shipment decrease of just 0.4% when compared to the same period in 2019. Excluding fuel surcharge, LTL revenue per hundredweight was down 4.0% and LTL revenue per shipment was essentially flat.

•	1Q20 LTL tonnage per day decreased 3.0% on a consolidated basis compared to 1Q19.

•	The consolidated operating ratio for the 1Q20 was 97.6 compared to 102.7 in 1Q19.

Liquidity Update

•	At March 31, 2020, the Company’s outstanding debt was $879.9 million, a decrease of $4.6 million compared to $884.5 million as of March 31, 2019.

•	For the three months ended March 31, 2020, cash used in operating activities was $15.6 million compared to $41.7 million for the three months ended March 31, 2019.

•

The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility was $80.4 million as of December 31, 2019. During the first quarter, as a result of our liquidity preservation efforts, our available liquidity increased by $37.6 million to end the quarter March 31, 2020 at $118.0 million.

•

Based on our current expectations and in conjunction with the COVID-19 pandemic, we think it will be unlikely that we be in compliance with the Adjusted EBITDA covenant when it becomes applicable again at the end of first quarter of 2021 or possibly the liquidity covenant required by the amendment to our term loan facility over the specified period that covenant is applicable. As a result, we will need to either seek an extension of the waiver period or otherwise modify the covenant.

Key Information — First quarter 2020 compared to first quarter 2019

YRC Worldwide	2020	2019	Percent Change(a)
Workdays	65.5	63.0
Operating revenue (in millions)	$1,150.4	$1,182.3	(2.7)%
Operating income (in millions)	$28.0	$(31.7)	188.3%
Operating ratio	97.6	102.7	5.1	pp
LTL tonnage per day (in thousands)	38.85	40.07	(3.0)%
LTL shipments per day (in thousands)	66.00	70.73	(6.7)%
LTL picked up revenue per hundredweight incl FSC	$20.63	$21.52	(4.2)%
LTL picked up revenue per hundredweight excl FSC	$18.27	$19.02	(4.0)%
LTL picked up revenue per shipment incl FSC	$243	$244	(0.4)%
LTL picked up revenue per shipment excl FSC	$215	$215	(0.2)%
LTL weight/shipment (in pounds)	1,177	1,133	3.9%
Total tonnage per day (in thousands)	49.37	50.07	(1.4)%
Total shipments per day (in thousands)	67.57	72.21	(6.4)%
Total picked up revenue per hundredweight incl FSC	$17.65	$18.65	(5.4)%
Total picked up revenue per hundredweight excl FSC	$15.69	$16.52	(5.1)%
Total picked up revenue per shipment incl FSC	$258	$259	(0.3)%
Total picked up revenue per shipment excl FSC	$229	$229	0.0%
Total weight/shipment (in pounds)	1,461	1,387	5.4%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Monday May 11, 2020, beginning at 5:00 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA is a non-GAAP measure that reflects EBITDA, and further adjusts for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring charges, transaction costs related to issuances of debt, non-recurring consulting fees, non-cash impairment charges and the gains or losses from permitted dispositions, discontinued operations, and certain non-cash expenses, charges and losses (provided that if any of such non-cash expenses, charges or losses represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period will be subtracted from Consolidated EBITDA in such future period to the extent paid). Adjusted EBITDA as used herein is defined as Consolidated EBITDA in our new term loan facility entered into September 11, 2019, and as amended on April 7, 2020. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in our credit facilities and to determine certain management and employee bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenant in our term loan credit agreement. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, non-cash charges, charges or losses (subject to the conditions above), or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program for certain employees, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “look forward,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) the impact of COVID-19 on our results of operations, financial condition and cash flows; general economic factors and transportation industry-specific economic conditions, including the impact of COVID-19; our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; our failure to comply with the covenants in the documents governing our existing and future indebtedness; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

*    *    *    *    *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:  Eric Birge

913-696-6108

investor@yrcw.com

Media Contact:  Mike Kelley

913-696-6121

mike.kelley@yrcw.com

SOURCE:  YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$103.9	$109.2
Restricted amounts held in escrow	2.0	—
Accounts receivable, net	525.2	464.4
Prepaid expenses and other	60.0	44.6

Total current assets	691.1	618.2

PROPERTY AND EQUIPMENT:
Cost	2,728.9	2,761.6
Less - accumulated depreciation	(1,990.0)	(1,991.3)

Net property and equipment	738.9	770.3

Deferred income taxes, net	0.5	0.6
Operating lease right-of-use assets	355.5	386.0
Other assets	67.0	56.5

Total assets	$1,853.0	$1,831.6

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$194.7	$163.7
Wages, vacations, and employee benefits	212.2	195.9
Current operating lease liabilities	118.6	120.8
Other current and accrued liabilities	174.9	167.5
Current maturities of long-term debt	4.1	4.1

Total current liabilities	704.5	652.0

OTHER LIABILITIES:
Long-term debt, less current portion	838.3	858.1
Deferred income taxes, net	—	—
Pension and postretirement	230.5	236.5
Operating lease liabilities	223.0	246.3
Claims and other liabilities	290.5	279.9
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,334.7	2,332.9
Accumulated deficit	(2,308.1)	(2,312.4)
Accumulated other comprehensive loss	(368.0)	(369.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(433.8)	(441.2)

Total liabilities and shareholders’ deficit	$1,853.0	$1,831.6

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2020	2019

OPERATING REVENUE	$1,150.4	$1,182.3

OPERATING EXPENSES:
Salaries, wages and employee benefits	720.2	718.2
Fuel, operating expenses and supplies	208.0	235.9
Purchased transportation	136.2	146.3
Depreciation and amortization	35.7	40.0
Other operating expenses	61.6	63.8
(Gains) losses on property disposals, net	(39.3)	1.6
Impairment charges	—	8.2

Total operating expenses	1,122.4	1,214.0

OPERATING INCOME (LOSS)	28.0	(31.7)

NONOPERATING EXPENSES:
Interest expense	28.3	27.0
Non-union pension and postretirement benefits	(1.6)	0.3
Other, net	(2.6)	(0.2)

Nonoperating expenses, net	24.1	27.1

INCOME (LOSS) BEFORE INCOME TAXES	3.9	(58.8)
INCOME TAX BENEFIT	(0.4)	(9.7)

NET INCOME (LOSS)	4.3	(49.1)
OTHER COMPREHENSIVE INCOME, NET OF TAX	1.3	3.5

COMPREHENSIVE INCOME (LOSS)	$5.6	$(45.6)

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,791	33,150
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	35,630	33,150

EARNINGS (LOSS) PER SHARE - BASIC	$0.13	$(1.48)
EARNINGS (LOSS) PER SHARE - DILUTED	$0.12	$(1.48)

OPERATING RATIO (a):	97.6%	102.7%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	2020	2019
OPERATING ACTIVITIES:
Net income (loss)	$4.3	$(49.1)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	35.7	40.0
Lease amortization and accretion expense	43.1	41.2
Lease payments	(38.1)	(36.4)
Equity-based compensation and employee benefits expense	5.6	5.3
(Gains) losses on property disposals, net	(39.3)	1.6
Impairment charges	—	8.2
Deferred income tax benefit, net	(0.4)	—
Other non-cash items, net	4.0	0.8
Changes in assets and liabilities, net:
Accounts receivable	(61.0)	(42.1)
Accounts payable	14.9	12.8
Other operating assets	(3.9)	(20.0)
Other operating liabilities	19.5	(4.0)

Net cash used by operating activities	(15.6)	(41.7)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(12.4)	(32.6)
Proceeds from disposal of property and equipment	45.0	0.8

Net cash provided by (used in) investing activities	32.6	(31.8)

FINANCING ACTIVITIES:
Repayment of long-term debt	(20.1)	(1.9)
Payments for tax withheld on equity-based compensation	(0.2)	(0.6)

Net cash used in financing activities	(20.3)	(2.5)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	(3.3)	(76.0)

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	109.2	227.6

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$105.9	$151.6

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(8.6)	$(13.3)
Income tax payment, net	(0.5)	(1.6)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SUPPLEMENTAL INFORMATION: Total Debt

As of March 31, 2020	Par Value	Discount	Debt Issue Costs	Book Value
New Term Loan	$580.6	$(25.7)	$(11.3)	$543.6
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.0	—	(0.1)	25.9
Unsecured Second A&R CDA	45.2	—	(0.1)	45.1
Lease financing obligations	228.1	—	(0.3)	227.8

Total debt	$879.9	$(25.7)	$(11.8)	$842.4

As of December 31, 2019	Par Value	Discount	Debt Issue Costs	Book Value
New Term Loan	$600.0	$(28.1)	$(12.0)	$559.9
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.0	—	(0.1)	25.9
Unsecured Second A&R CDA	45.2	—	(0.1)	45.1
Lease financing obligations	231.6	—	(0.3)	231.3

Total debt	$902.8	$(28.1)	$(12.5)	$862.2

SUPPLEMENTAL INFORMATION: Liquidity

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$103.9	$109.2
Changes to restricted cash	(5.0)	(29.0)
Managed Accessibility (a)	19.1	0.2

Total Cash and cash equivalents and Managed Accessibility	$118.0	$80.4

(a)

Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the applicable period. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2020	2019
Reconciliation of net income (loss) to Adjusted EBITDA(a):
Net income (loss)	$4.3	$(49.1)
Interest expense, net	28.2	26.5
Income tax expense (benefit)	(0.4)	(9.7)
Depreciation and amortization	35.7	40.0

EBITDA	67.8	7.7
Adjustments for New Term Loan Agreement:
(Gains) losses on property disposals, net	(39.3)	1.6
Non-cash reserve changes(b)	0.3	—
Impairment charges	—	8.2
Letter of credit expense	1.6	1.6
Permitted dispositions and other	0.2	(1.1)
Equity-based compensation expense	2.0	2.3
Other, net	(1.6)	1.1
Expense amounts subject to 10% threshold(c)	3.1	8.7

Adjusted EBITDA prior to 10% threshold	34.1	30.1
Adjustments pursuant to TTM calculation(c)	—	—

Adjusted EBITDA	$34.1	$30.1

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)	Non-cash reserve changes reflect the net non-cash reserve charge for union and non-union vacation, with such non-cash reserve adjustment to be reduced by cash charges in a future period when paid.
(c)

Pursuant to the New Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the trailing-twelve-month (“TTM”) consolidated Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges. The limitation calculation is updated quarterly based on TTM Adjusted EBITDA, and any necessary adjustment resulting from this limitation, if applicable, will be presented here.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended March 31

(Amounts in millions)

(Unaudited)

	2020	2019
Reconciliation of net loss to Adjusted EBITDA(a):
Net loss	$(50.6)	$(14.3)
Interest expense, net	111.6	105.5
Income tax expense	5.0	14.3
Depreciation and amortization	148.1	150.0

EBITDA	214.1	255.5
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(54.6)	(22.4)
Non-cash reserve changes(b)	16.4	—
Impairment charges	—	8.2
Letter of credit expense	6.5	6.5
Permitted dispositions and other	0.4	(1.3)
Equity-based compensation expense	6.0	7.0
Loss on extinguishment of debt	11.2	—
Non-union pension settlement charge	1.8	10.9
Other, net	0.2	2.3
Expense amounts subject to 10% threshold(c)	12.6	25.5

Adjusted EBITDA prior to 10% threshold	214.6	292.2
Adjustments pursuant to TTM calculation(c)	—	—

Adjusted EBITDA	$214.6	$292.2

For explanations of footnotes (a), (b) and (c), please refer to previous page.

YRC Worldwide Inc.

Statistics

Quarterly Comparison

	1Q20	1Q19	4Q19	Y/Y % (b)	Sequential % (b)
Workdays	65.5	63.0	62.0

LTL picked up revenue (in millions)	$1,049.6	$1,086.3	$1,052.4	(3.4)	(0.3)
LTL tonnage (in thousands)	2,544	2,524	2,436	0.8	4.5
LTL tonnage per day (in thousands)	38.85	40.07	39.28	(3.0)	(1.1)
LTL shipments (in thousands)	4,323	4,456	4,284	(3.0)	0.9
LTL shipments per day (in thousands)	66.00	70.73	69.10	(6.7)	(4.5)
LTL picked up revenue/cwt.	$20.63	$21.52	$21.60	(4.2)	(4.5)
LTL picked up revenue/cwt. (excl. FSC)	$18.27	$19.02	$19.04	(4.0)	(4.0)
LTL picked up revenue/shipment	$243	$244	$246	(0.4)	(1.2)
LTL picked up revenue/shipment (excl. FSC)	$215	$215	$216	(0.2)	(0.7)
LTL weight/shipment (in pounds)	1,177	1,133	1,137	3.9	3.5

Total picked up revenue (in millions)(a)	$1,141.4	$1,176.4	$1,143.2	(3.0)	(0.2)
Total tonnage (in thousands)	3,234	3,154	3,089	2.5	4.7
Total tonnage per day (in thousands)	49.37	50.07	49.82	(1.4)	(0.9)
Total shipments (in thousands)	4,426	4,549	4,382	(2.7)	1.0
Total shipments per day (in thousands)	67.57	72.21	70.68	(6.4)	(4.4)
Total revenue/cwt.	$17.65	$18.65	$18.50	(5.4)	(4.6)
Total revenue/cwt. (excl. FSC)	$15.69	$16.52	$16.37	(5.1)	(4.2)
Total revenue/shipment	$258	$259	$261	(0.3)	(1.1)
Total revenue/shipment (excl. FSC)	$229	$229	$231	0.0	(0.7)
Total weight/shipment (in pounds)	1,461	1,387	1,410	5.4	3.7

(a)Reconciliationof operating revenue to total picked up revenue (in millions):
Operating revenue	$1,150.4	$1,182.3	$1,159.5
Change in revenue deferral and other	(9.0)	(5.9)	(16.3)

Total picked up revenue	$1,141.4	$1,176.4	$1,143.2

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.